UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2007
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
     On June 20, 2007, Onyx Pharmaceuticals, Inc., or Onyx, entered into an Underwriting Agreement with Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, together Representatives of the Underwriters, relating to the sale of 6,600,000 shares of Onyx’s common stock to the Underwriters. The price to the public in this offering is $28.00 per share. The Underwriters have been granted a 30-day option to purchase up to an additional 990,000 shares of common stock from Onyx solely to cover over-allotments, if any. The offering of the common stock is being made by means of a prospectus, consisting of a prospectus supplement and a base prospectus filed with the Securities and Exchange Commission. The press release issued by Onyx dated June 21, 2007, titled “Onyx Announces Pricing of Public Offering,” is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference is the Underwriting Agreement by and among Onyx and the Representatives of the Underwriters, dated June 20, 2007. Attached as Exhibit 5.1 to this Current Report on Form 8-K and incorporated herein by reference is the opinion of Cooley Godward Kronish LLP relating to the validity of the shares to be issued in the offering.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (c) Exhibits.

Number	Description
1.1	Underwriting Agreement by and among Onyx Pharmaceuticals, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated June 20, 2007.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).
99.1	Press Release titled “Onyx Announces Pricing of Public Offering,” dated June 21, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: June 21, 2007	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement by and among Onyx Pharmaceuticals, Inc., Morgan Stanley & Co. Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated June 20, 2007.
5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP (reference is made to Exhibit 5.1).
99.1	Press Release titled “Onyx Announces Pricing of Public Offering,” dated June 21, 2007.